UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2020

GraniteShares Platinum Trust

(Exact name of registrant as specified in its charter)

New York	001-38349	82-6644954
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o GraniteShares LLC

205 Hudson Street

7th Floor

New York, NY 10013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 876-5096

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	PLTM	NYSE Arca, Inc.

Item 1.02. Termination of a Material Definitive Agreement

The agreement, including all associated obligations, previously entered into by GraniteShares Inc, the parent company of GraniteShares LLC, and the World Platinum Investment Council for assistance given for the development, launch and marketing of the GraniteShares Platinum Trust, as well as educational services to potential investors regarding investing in platinum, will terminate according to its terms on January 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities thereunto duly authorized.

GraniteShares LLC
Sponsor of the GraniteShares Platinum Trust
(Registrant)

Date: December 31, 2020	/s/ William Rhind
William Rhind*
CEO and CFO

Date: December 31, 2020	/s/ Benoit Autier
Benoit Autier*
Chief Accounting Officer

*The Registrant is a trust and the persons are signing in their capacities as officers of GraniteShares LLC, the Sponsor of the Registrant.